[TAIT, WELLER & BAKER LETTERHEAD]


                         Consent of Independent Auditors



We consent to the use of the report dated October 19, 2000, on the September 30, 2000, financial statements and financial highlights of the Merriman Growth & Income Fund and the Merriman Leveraged Growth Fund, each a fund of Merriman Investment Trust, incorporated by reference herein and to the reference to our firm under the heading "FINANCIAL STATEMENTS AND EXPERTS" included herein in the prospectus/proxy statement on Form N-14AE.






                                            /s/ Tait, Weller & Baker


Philadelphia, Pennsylvania
June 4, 2001